Exhibit 99.1

Investor Contact:	Media Contact:
Jack Dickens	Adrian Sakowicz
Senior Director - Investor Relations	Vice President - Communications
(630) 743-2566	(630) 743-5039
jdickens@dovercorp.com	asakowicz@dovercorp.com

DOVER REPORTS FIRST QUARTER 2022 RESULTS

DOWNERS GROVE, Ill., April 21, 2022 — Dover (NYSE: DOV), a diversified global manufacturer, announced its financial results for the first quarter ended March 31, 2022.

	Three Months Ended March 31,
($ in millions, except per share data)	2022	2021	% Change
U.S. GAAP
Revenue	$2,052	$1,868	10%
Net earnings [1]	226	233	(3)%
Diluted EPS	1.56	1.61	(3)%

Non-GAAP
Organic revenue change			9%
Adjusted net earnings [2]	275	263	5%
Adjusted diluted EPS	1.90	1.81	5%
1 Q1 2022 and 2021 net earnings include rightsizing and other costs of $8.4 million and $3.1 million, respectively. Q1 2022 also includes a $0.2 million adjustment for the dispositions of UB and RWB in Q4 2021.

2 Q1 2022 and 2021 adjusted net earnings exclude after tax acquisition-related amortization costs of $40.7 million and $26.8 million, respectively, and rightsizing and other costs of $8.4 million and $3.1 million, respectively. Q1 2022 also excludes a $0.2 million adjustment for the dispositions of UB and RWB in Q4 2021.

For the quarter ended March 31, 2022, Dover generated revenue of $2.1 billion, an increase of 10% (+9% organic) compared to the first quarter of the prior year. GAAP net earnings of $226 million decreased 3%, and GAAP diluted EPS of $1.56 was also down 3%. On an adjusted basis, net earnings of $275 million increased 5% and adjusted diluted EPS of $1.90 was also up 5% versus the comparable quarter of the prior year.

A full reconciliation between GAAP and adjusted measures and definitions of non-GAAP and other performance measures are included as an exhibit herein.

MANAGEMENT COMMENTARY:

Dover’s President and Chief Executive Officer, Richard J. Tobin, said, “Our results in the first quarter were in line with our expectations and reflect solid execution amidst an operating environment that remains challenging on many levels.

“Revenue grew across a majority of our businesses, buoyed by solid underlying demand and our ability to produce and ship despite numerous operational challenges, and a difficult macro backdrop in Eastern Europe and China. Backlogs and order rates remain robust across much of the portfolio. Operating margin performance for the quarter was satisfactory as volume leverage, productivity, and tight cost controls were able to dampen the negative impact of supply chain constraints, input inflation, and un-forecasted production interruptions. Our pricing versus cost spread improved from the previous quarter as we liquidated our older order book and inventory position; we expect this to further improve over the balance of the year, meaningfully contributing to profitability.

“We are investing in capacity expansions and productivity improvements to ensure we can continue to drive revenue growth and win in the marketplace. The acquisitions that we closed in the fourth quarter of 2021 in the Clean Energy and Fueling segment are performing above expectations, and we recently acquired unique electric refuse collection vehicle technology.

“We believe we are well-positioned to deliver solid performance in 2022. Demand conditions are constructive and our backlog remains at record levels, providing us with good revenue visibility and the ability to forecast production. We are taking active measures to counter persisting headwinds and are prudently evaluating various scenarios of macro and specific market developments. We are maintaining our 2022 adjusted full-year guidance and will continue evaluating it as the year unfolds.”

FULL YEAR 2022 GUIDANCE:

In 2022, Dover expects to generate GAAP EPS in the range of $7.39 to $7.59 (adjusted EPS of $8.45 to $8.65), based on full year revenue growth of 8% to 10% (7% to 9% on an organic basis).

CONFERENCE CALL INFORMATION:

Dover will host a webcast and conference call to discuss its first quarter 2022 results at 9:00 A.M. Eastern Time (8:00 A.M. Central Time) on Thursday, April 21, 2022. The webcast can be accessed on the Dover website at dovercorporation.com. The conference call will also be made available for replay on the website. Additional information on Dover’s first quarter results and its operating segments can be found on the Company’s website.

ABOUT DOVER:

Dover is a diversified global manufacturer and solutions provider with annual revenue of approximately $8 billion. We deliver innovative equipment and components, consumable supplies, aftermarket parts, software and digital solutions, and support services through five operating segments: Engineered Products, Clean Energy & Fueling, Imaging & Identification, Pumps & Process Solutions and Climate & Sustainability Technologies. Dover combines global scale with operational agility to lead the markets we serve. Recognized for our entrepreneurial approach for over 65 years, our team of over 25,000 employees takes an ownership mindset, collaborating with customers to redefine what's possible. Headquartered in Downers Grove, Illinois, Dover trades on the New York Stock Exchange under "DOV." Additional information is available at dovercorporation.com.

FORWARD-LOOKING STATEMENTS:

This press release contains "forward-looking" statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. All statements in this document other than statements of historical fact are statements that are, or could be deemed, “forward-looking” statements. Forward-looking statements are subject to numerous important risks, uncertainties, assumptions and other factors, some of which are beyond the Company’s control. Factors that could cause actual results to differ materially from current expectations include, among other things, the impacts of COVID-19, or other future pandemics, on the global economy and on our customers, suppliers, employees, business and cash flows, supply chain constraints and labor shortages that could result in production stoppages, inflation in material input costs and freight logistics, other general economic conditions and conditions in the particular markets in which we operate, the impact on global or a regional economy due to the outbreak or escalation of hostilities or war, changes in customer demand and capital spending, competitive factors and pricing pressures, our ability to develop and launch new products in a cost-effective manner, our ability to realize synergies from newly acquired businesses, and our ability to derive expected benefits from restructuring, productivity initiatives and other cost reduction actions. For details on the risks and uncertainties that could cause our results to differ materially from the forward-looking statements contained herein, we refer you to the documents we file with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended December 31, 2021, and our Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. These documents are available from the Securities and Exchange Commission, and on our website, dovercorporation.com. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.

INVESTOR SUPPLEMENT - FIRST QUARTER 2022

DOVER CORPORATION
CONSOLIDATED STATEMENTS OF EARNINGS
(unaudited)(in thousands, except per share data)

	Three Months Ended March 31,
	2022	2021
Revenue	$2,051,901	$1,867,901
Cost of goods and services	1,308,707	1,146,353
Gross profit	743,194	721,548
Selling, general, and administrative expenses	443,843	408,998
Operating earnings	299,351	312,550
Interest expense	26,552	26,823
Interest income	(775)	(680)
Other income, net	(2,129)	(2,843)
Earnings before provision for income taxes	275,703	289,250
Provision for income taxes	49,550	56,481
Net earnings	$226,153	$232,769

Net earnings per share:
Basic	$1.57	$1.62
Diluted	$1.56	$1.61
Weighted average shares outstanding:
Basic	144,087	143,765
Diluted	145,329	144,938

Dividends paid per common share	$0.500	$0.495

* Per share data may be impacted by rounding.

DOVER CORPORATION
QUARTERLY SEGMENT INFORMATION
(unaudited)(in thousands)

	2022	2021
	Q1	Q1	Q2	Q3	Q4	FY 2021
REVENUE
Engineered Products	$487,647	$428,127	$442,091	$447,798	$462,811	$1,780,827
Clean Energy & Fueling	458,395	389,678	437,042	410,561	410,872	1,648,153
Imaging & Identification	272,255	284,328	294,076	292,535	292,428	1,163,367
Pumps & Process Solutions	435,195	394,377	428,701	438,240	447,316	1,708,634
Climate & Sustainability Technologies	399,078	372,077	430,506	429,425	376,167	1,608,175
Intercompany eliminations	(669)	(686)	(740)	(290)	(359)	(2,075)
Total consolidated revenue	$2,051,901	$1,867,901	$2,031,676	$2,018,269	$1,989,235	$7,907,081

NET EARNINGS
Segment Earnings:
Engineered Products [1]	$66,134	$68,779	$62,720	$71,717	$82,295	$285,511
Clean Energy & Fueling	41,442	66,480	78,755	65,593	60,560	271,388
Imaging & Identification	51,529	56,992	60,747	63,419	55,989	237,147
Pumps & Process Solutions	139,340	123,645	138,632	142,414	142,172	546,863
Climate & Sustainability Technologies [2]	40,396	38,117	48,971	42,841	192,693	322,622
Total segment earnings (EBIT)	338,841	354,013	389,825	385,984	533,709	1,663,531
Corporate expense / other	37,361	38,620	40,762	33,498	47,947	160,827
Interest expense	26,552	26,823	26,661	26,433	26,402	106,319
Interest income	(775)	(680)	(942)	(1,466)	(1,353)	(4,441)
Earnings before provision for income taxes	275,703	289,250	323,344	327,519	460,713	1,400,826
Provision for income taxes	49,550	56,481	58,836	63,763	97,928	277,008
Net earnings	$226,153	$232,769	$264,508	$263,756	$362,785	$1,123,818

SEGMENT MARGIN
Engineered Products [1]	13.6%	16.1%	14.2%	16.0%	17.8%	16.0%
Clean Energy & Fueling	9.0%	17.1%	18.0%	16.0%	14.7%	16.5%
Imaging & Identification	18.9%	20.0%	20.7%	21.7%	19.1%	20.4%
Pumps & Process Solutions	32.0%	31.4%	32.3%	32.5%	31.8%	32.0%
Climate & Sustainability Technologies [2]	10.1%	10.2%	11.4%	10.0%	51.2%	20.1%
Total segment operating margin	16.5%	19.0%	19.2%	19.1%	26.8%	21.0%

DEPRECIATION AND AMORTIZATION EXPENSE
Engineered Products	$11,699	$14,047	$11,981	$11,123	$11,493	$48,644
Clean Energy & Fueling	27,699	19,269	19,475	19,920	19,346	78,010
Imaging & Identification	9,189	9,593	9,294	9,821	9,802	38,510
Pumps & Process Solutions	16,890	16,926	16,866	17,843	17,440	69,075
Climate & Sustainability Technologies	11,353	12,096	12,077	12,392	12,069	48,634
Corporate	2,173	1,875	1,826	1,812	1,737	7,250
Total depreciation and amortization expense	$79,003	$73,806	$71,519	$72,911	$71,887	$290,123

1 Q4 and FY2021 include a $24,723 gain related to the disposition of our Race Winning Brands ("RWB") equity method investment. Q3 and FY 2021 include a $9,078 payment received for previously incurred restructuring costs related to a product line exit.

2 Q1 2022 includes $5,457 of non-cash foreign currency translation losses reclassified to earnings included within restructuring costs and a $2,117 write-off of assets related to an exit from certain Latin America countries. Q4 and FY2021 include a $181,615 gain on the disposition of Unified Brands ("UB"), a $12,073 other than temporary impairment charge related to an equity method investment, and a $6,072 write-off of assets incurred in connection with an exit from certain Latin America countries.

DOVER CORPORATION
QUARTERLY EARNINGS PER SHARE
(unaudited)(in thousands, except per share data*)

Earnings Per Share
	2022	2021
	Q1	Q1	Q2	Q3	Q4	FY 2021
Net earnings per share:
Basic	$1.57	$1.62	$1.84	$1.83	$2.52	$7.81
Diluted	$1.56	$1.61	$1.82	$1.81	$2.49	$7.74

Net earnings and weighted average shares used in calculated earnings per share amounts are as follows:
Net earnings	$226,153	$232,769	$264,508	$263,756	$362,785	$1,123,818

Weighted average shares outstanding:
Basic	144,087	143,765	143,941	143,976	144,005	143,923
Diluted	145,329	144,938	145,118	145,440	145,460	145,273

* Per share data may be impacted by rounding.

DOVER CORPORATION
QUARTERLY ADJUSTED EARNINGS AND ADJUSTED EARNINGS PER SHARE (NON-GAAP)
(unaudited)(in thousands, except per share data*)

Non-GAAP Reconciliations

	2022	2021
	Q1	Q1	Q2	Q3	Q4	FY 2021
Adjusted net earnings:
Net earnings	$226,153	$232,769	$264,508	$263,756	$362,785	$1,123,818
Acquisition-related amortization, pre-tax [1]	53,286	35,516	35,162	35,587	35,715	141,980
Acquisition-related amortization, tax impact [2]	(12,538)	(8,720)	(8,571)	(8,700)	(8,763)	(34,754)
Rightsizing and other costs (benefits), pre-tax [3]	10,552	4,162	10,779	(3,201)	26,696	38,436
Rightsizing and other costs (benefits), tax impact [2]	(2,191)	(1,031)	(2,597)	902	(4,610)	(7,336)
Loss (gain) on dispositions, pre-tax [4]	194	—	—	—	(206,338)	(206,338)
Loss (gain) on dispositions, tax-impact [2]	(27)	—	—	—	53,218	53,218
Adjusted net earnings	$275,429	$262,696	$299,281	$288,344	$258,703	$1,109,024

Adjusted diluted net earnings per share:
Diluted net earnings per share	$1.56	$1.61	$1.82	$1.81	$2.49	$7.74
Acquisition-related amortization, pre-tax [1]	0.37	0.25	0.24	0.24	0.25	0.98
Acquisition-related amortization, tax impact [2]	(0.09)	(0.06)	(0.06)	(0.06)	(0.06)	(0.24)
Rightsizing and other costs (benefits), pre-tax [3]	0.07	0.03	0.07	(0.02)	0.18	0.26
Rightsizing and other costs (benefits), tax impact [2]	(0.02)	(0.01)	(0.02)	0.01	(0.03)	(0.05)
(Gain) loss on dispositions, pre-tax [4]	—	—	—	—	(1.42)	(1.42)
(Gain) loss on dispositions, tax-impact [2]	—	—	—	—	0.37	0.37
Adjusted diluted net earnings per share	$1.90	$1.81	$2.06	$1.98	$1.78	$7.63

[1] Includes amortization on acquisition-related intangible assets and inventory step-up. Q1 2022 includes $12,487 of amortization of inventory step-up primarily related to the Q4 2021 acquisitions within our Clean Energy & Fueling segment.

[2] Adjustments were tax effected using the statutory tax rates in the applicable jurisdictions or the effective tax rate, where applicable, for each period.
[3] Rightsizing and other costs (benefits) include actions taken on employee reductions, facility consolidations and site closures, product line exits, and other asset charges. Q1 2022 includes $5,457 of non-cash foreign currency translation losses reclassified to earnings included within restructuring costs and a $2,117 write-off of assets related to an exit from certain Latin America countries for our Climate & Sustainability Technologies segment. Q4 and FY 2021 for our Climate & Sustainability Technologies segment include a $12,073 other than temporary impairment charge related to an equity method investment and a $6,072 write-off of assets incurred in connection with an exit from certain Latin America countries. Q3 and FY 2021 include a $9,078 payment received for previously incurred restructuring costs related to a product line exit in our Engineered Products segment.

4 Q1 2022 represents working capital adjustments related to the disposition of UB and the RWB equity method investment in Q4 2021. Q4 and FY2021 represent a $181,615 gain on disposition of UB in our Climate & Sustainability Technologies segment and a $24,723 gain on disposition of our RWB equity method investment in our Engineered Products segment.

* Per share data and totals may be impacted by rounding.

DOVER CORPORATION
QUARTERLY SEGMENT ADJUSTED EBIT AND ADJUSTED EBITDA (NON-GAAP)
(unaudited)(in thousands)

Non-GAAP Reconciliations	2022	2021
	Q1	Q1	Q2	Q3	Q4	FY 2021
ADJUSTED SEGMENT EBIT AND ADJUSTED EBITDA
Engineered Products:
Segment earnings (EBIT)	$66,134	$68,779	$62,720	$71,717	$82,295	$285,511
Rightsizing and other costs (benefits) [1]	509	4,019	4,654	(8,332)	464	805
Gain on disposition [2]	(328)	—	—	—	(24,723)	(24,723)
Adjusted EBIT - Segment	66,315	72,798	67,374	63,385	58,036	261,593
Adjusted EBIT %	13.6%	17.0%	15.2%	14.2%	12.5%	14.7%
Adjusted D&A [3]	11,699	10,594	9,695	11,123	11,493	42,905
Adjusted EBITDA - Segment	$78,014	$83,392	$77,069	$74,508	$69,529	$304,498
Adjusted EBITDA %	16.0%	19.5%	17.4%	16.6%	15.0%	17.1%
Clean Energy & Fueling:
Segment earnings (EBIT)	$41,442	$66,480	$78,755	$65,593	$60,560	$271,388
Rightsizing and other costs	190	58	1,657	1,584	548	3,847
Adjusted EBIT - Segment	41,632	66,538	80,412	67,177	61,108	275,235
Adjusted EBIT %	9.1%	17.1%	18.4%	16.4%	14.9%	16.7%
Adjusted D&A [3]	27,699	19,180	19,475	19,335	19,346	77,336
Adjusted EBITDA - Segment [4]	$69,331	$85,718	$99,887	$86,512	$80,454	$352,571
Adjusted EBITDA %	15.1%	22.0%	22.9%	21.1%	19.6%	21.4%
Imaging & Identification:
Segment earnings (EBIT)	$51,529	$56,992	$60,747	$63,419	$55,989	$237,147
Rightsizing and other costs	1,377	682	178	1,291	4,326	6,477
Adjusted EBIT - Segment	52,906	57,674	60,925	64,710	60,315	243,624
Adjusted EBIT %	19.4%	20.3%	20.7%	22.1%	20.6%	20.9%
Adjusted D&A [3]	9,189	9,218	9,184	9,821	9,274	37,497
Adjusted EBITDA - Segment	$62,095	$66,892	$70,109	$74,531	$69,589	$281,121
Adjusted EBITDA %	22.8%	23.5%	23.8%	25.5%	23.8%	24.2%
Pumps & Process Solutions:
Segment earnings (EBIT)	$139,340	$123,645	$138,632	$142,414	$142,172	$546,863
Rightsizing and other (benefits) costs	686	(2,006)	899	487	184	(436)
Adjusted EBIT - Segment	140,026	121,639	139,531	142,901	142,356	546,427
Adjusted EBIT %	32.2%	30.8%	32.5%	32.6%	31.8%	32.0%
Adjusted D&A [3]	16,513	16,926	16,866	17,206	17,440	68,438
Adjusted EBITDA - Segment	$156,539	$138,565	$156,397	$160,107	$159,796	$614,865
Adjusted EBITDA %	36.0%	35.1%	36.5%	36.5%	35.7%	36.0%
Climate & Sustainability Technologies:
Segment earnings (EBIT)	$40,396	$38,117	$48,971	$42,841	$192,693	$322,622
Rightsizing and other (benefits) costs [5]	7,833	(38)	2,539	1,520	19,193	23,214
Loss (gain) on dispositions [6]	522	—	—	—	(181,615)	(181,615)
Adjusted EBIT - Segment	48,751	38,079	51,510	44,361	30,271	164,221
Adjusted EBIT %	12.2%	10.2%	12.0%	10.3%	8.0%	10.2%
Adjusted D&A [3]	11,353	11,745	12,077	12,392	12,069	48,283
Adjusted EBITDA - Segment	$60,104	$49,824	$63,587	$56,753	$42,340	$212,504
Adjusted EBITDA %	15.1%	13.4%	14.8%	13.2%	11.3%	13.2%
Total Segments:
Segment earnings (EBIT) [7]	$338,841	$354,013	$389,825	$385,984	$533,709	$1,663,531
Rightsizing and other costs (benefits) [1,5]	10,595	2,715	9,927	(3,450)	24,715	33,907
Loss (gain) on dispositions [2,6]	194	—	—	—	(206,338)	(206,338)
Adjusted EBIT - Segment [8]	349,630	356,728	399,752	382,534	352,086	1,491,100
Adjusted EBIT % [8]	17.0%	19.1%	19.7%	19.0%	17.7%	18.9%
Adjusted D&A [3]	76,453	67,663	67,297	69,877	69,622	274,459
Adjusted EBITDA - Segment [4,8]	$426,083	$424,391	$467,049	$452,411	$421,708	$1,765,559
Adjusted EBITDA % [8]	20.8%	22.7%	23.0%	22.4%	21.2%	22.3%

1 Q3 and FY 2021 include a $9,078 payment received for previously incurred restructuring costs related to a product line exit.
2 Q1 2022 includes a $328 working capital adjustment related to the disposition of our RWB equity method investment in Q4 2021. Q4 and FY2021 include a related gain on disposition of $24,723.
[3] Adjusted D&A is depreciation and amortization expense, excluding depreciation and amortization included within rightsizing and other costs.
4 Q1 2022 EBITDA includes $12,487 of acquisition-related amortization of inventory step-up.
5 Q1 2022 includes $5,457 of non-cash foreign currency translation losses reclassified to earnings included within restructuring costs and a $2,117 write-off of assets related to an exit from certain Latin America countries. Q4 and FY 2021 include a $12,073 other than temporary impairment charge related to an equity method investment and a $6,072 write-off of assets incurred in connection with an exit from certain Latin America countries.

6 Q1 2022 includes a $522 working capital adjustment related to the disposition of UB in Q4 2021. Q4 and FY2021 include a related gain on disposition of $181,615.
[7] Refer to Quarterly Segment Information section for reconciliation of total segment earnings (EBIT) to net earnings.
[8] Refer to Non-GAAP Disclosures section for definition.

DOVER CORPORATION
REVENUE GROWTH FACTORS AND ADJUSTED EPS GUIDANCE RECONCILIATIONS (NON-GAAP)
(unaudited)(in thousands, except per share data*)

Non-GAAP Reconciliations

Revenue Growth Factors

2022
Q1
Organic
Engineered Products	14.6%
Clean Energy & Fueling	0.2%
Imaging & Identification	(1.1)%
Pumps & Process Solutions	12.6%
Climate & Sustainability Technologies	17.4%
Total Organic	9.3%
Acquisitions	4.4%
Dispositions	(1.6)%
Currency translation	(2.2)%
Total*	9.9%
* Totals may be impacted by rounding.

2022
Q1
Organic
United States	9.0%
Other Americas	11.0%
Europe	5.8%
Asia	18.9%
Other	9.4%
Total Organic	9.3%
Acquisitions	4.4%
Dispositions	(1.6)%
Currency translation	(2.2)%
Total*	9.9%
* Totals may be impacted by rounding.

Adjusted EPS Guidance Reconciliation
	Range
2022 Guidance for Earnings per Share (GAAP)	$7.39		$7.59
Acquisition-related amortization, net		0.91
Rightsizing and other costs, net		0.15
2022 Guidance for Adjusted Earnings per Share (Non-GAAP)	$8.45		$8.65
* Per share data and totals may be impacted by rounding.

DOVER CORPORATION
QUARTERLY CASH FLOW AND FREE CASH FLOW (NON-GAAP)
(unaudited)(in thousands)

Quarterly Cash Flow

	2022	2021
	Q1	Q1	Q2	Q3	Q4	FY 2021
Net Cash Flows Provided By (Used In):
Operating activities	$23,683	$177,184	$260,073	$351,329	$327,279	$1,115,865
Investing activities	(46,963)	(29,572)	(121,631)	(135,439)	(706,111)	(992,753)
Financing activities	(75,204)	(124,239)	(75,949)	(74,610)	24,918	(249,880)

Quarterly Free Cash Flow (Non-GAAP)

	2022	2021
	Q1	Q1	Q2	Q3	Q4	FY 2021
Cash flow from operating activities	$23,683	$177,184	$260,073	$351,329	$327,279	$1,115,865
Less: Capital expenditures	(50,381)	(31,260)	(41,971)	(47,926)	(50,308)	(171,465)
Free cash flow	$(26,698)	$145,924	$218,102	$303,403	$276,971	$944,400

Cash flow from operating activities as a percentage of revenue	1.2%	9.5%	12.8%	17.4%	16.5%	14.1%

Cash flow from operating activities as a percentage of adjusted net earnings	8.6%	67.4%	86.9%	121.8%	126.5%	100.6%

Free cash flow as a percentage of revenue	-1.3%	7.8%	10.7%	15.0%	13.9%	11.9%

Free cash flow as a percentage of adjusted net earnings	-9.7%	55.5%	72.9%	105.2%	107.1%	85.2%

DOVER CORPORATION
PERFORMANCE MEASURES
(unaudited)(in thousands)

	2022	2021
	Q1	Q1	Q2	Q3	Q4	FY 2021
BOOKINGS

Engineered Products	$541,035	$528,310	$497,200	$502,767	$585,452	$2,113,729
Clean Energy & Fueling	501,491	422,668	453,146	467,821	398,844	1,742,479
Imaging & Identification	307,104	293,614	299,608	293,782	303,400	1,190,404
Pumps & Process Solutions	459,790	551,365	521,010	490,581	460,105	2,023,061
Climate & Sustainability Technologies	444,852	537,326	606,545	540,280	632,849	2,317,000
Intercompany eliminations	(2,295)	(863)	(498)	(407)	(290)	(2,058)
Total consolidated bookings	$2,251,977	$2,332,420	$2,377,011	$2,294,824	$2,380,360	$9,384,615

BACKLOG

Engineered Products	$830,135	$562,557	$613,517	$662,834	$785,085
Clean Energy & Fueling	426,342	238,822	256,497	312,176	383,572
Imaging & Identification	243,411	198,556	206,125	204,766	212,098
Pumps & Process Solutions	704,935	539,097	634,477	682,415	688,931
Climate & Sustainability Technologies	1,218,155	677,309	854,188	964,233	1,174,479
Intercompany eliminations	(1,756)	(544)	(262)	(252)	(225)
Total consolidated backlog	$3,421,222	$2,215,797	$2,564,542	$2,826,172	$3,243,940

Bookings Growth Factors

2022
Q1
Organic
Engineered Products	3.4%
Clean Energy & Fueling	(2.7)%
Imaging & Identification	7.7%
Pumps & Process Solutions	(14.0)%
Climate & Sustainability Technologies	(9.4)%
Total Organic	(4.3)%
Acquisitions	4.4%
Dispositions	(1.4)%
Currency translation	(2.1)%
Total*	(3.4)%
* Totals may be impacted by rounding.

Non-GAAP Measures Definitions

In an effort to provide investors with additional information regarding our results as determined by GAAP, management also discloses non-GAAP information that management believes provides useful information to investors. Adjusted net earnings, adjusted diluted net earnings per share, total segment earnings (EBIT), adjusted EBIT by segment, adjusted EBIT margin by segment, adjusted EBITDA by segment, adjusted EBITDA margin by segment, free cash flow, free cash flow as a percentage of revenue, free cash flow as a percentage of adjusted net earnings, and organic revenue growth are not financial measures under GAAP and should not be considered as a substitute for net earnings, diluted net earnings per share, cash flows from operating activities, or revenue as determined in accordance with GAAP, and they may not be comparable to similarly titled measures reported by other companies.

Adjusted net earnings represents net earnings adjusted for the effect of acquisition-related amortization and inventory step-up, rightsizing and other costs/benefits, and a gain/loss on disposition. We exclude after-tax acquisition-related amortization because the amount and timing of such charges are significantly impacted by the timing, size, number and nature of the acquisitions the Company consummates. While we have a history of acquisition activity, our acquisitions do not happen in a predictive cycle. Exclusion of this amortization expense facilitates more consistent comparisons of operating results over time. We believe it is important to understand that such intangible assets were recorded as part of purchase accounting and contribute to revenue generation. We exclude the other items because they occur for reasons that may be unrelated to the Company's commercial performance during the period and/or Management believes they are not indicative of the Company's ongoing operating costs or gains in a given period.

Adjusted diluted net earnings per share or adjusted earnings per share represents diluted EPS adjusted for the effect of acquisition-related amortization and inventory step-up, rightsizing and other costs/benefits, and a gain/loss on disposition,

Total segment earnings (EBIT) is defined as net earnings before income taxes, net interest expense and corporate expenses. Total segment earnings (EBIT) margin is defined as total segment earnings (EBIT) divided by revenue.

Adjusted EBIT by Segment is defined as net earnings before income taxes, net interest expense, corporate expenses, rightsizing and other costs/benefits, and a 2020 gain/loss on disposition. Adjusted EBIT Margin by Segment is defined as adjusted EBIT by segment divided by segment revenue.

Adjusted EBITDA by Segment is defined as adjusted EBIT by segment plus depreciation and amortization, excluding depreciation and amortization included within rightsizing and other costs/benefits. Adjusted EBITDA Margin by Segment is defined as adjusted EBITDA by segment divided by segment revenue.

Management believes the non-GAAP measures above are useful to investors to better understand the Company’s ongoing profitability as they will better reflect the Company's core operating results, offer more transparency and facilitate easier comparability to prior and future periods and to its peers.

Free cash flow represents net cash provided by operating activities minus capital expenditures. Free cash flow as a percentage of revenue equals free cash flow divided by revenue. Free cash flow as a percentage of adjusted net earnings equals free cash flow divided by adjusted net earnings. Management believes that free cash flow and free cash flow ratios are important measures of operating performance because it provides management and investors a measurement of cash generated from operations that is available for mandatory payment obligations and investment opportunities, such as funding acquisitions, paying dividends, repaying debt and repurchasing our common stock.

Management believes that reporting organic revenue growth, which excludes the impact of foreign currency exchange rates and the impact of acquisitions and dispositions, provides a useful comparison of our revenue and bookings performance and trends between periods. We do not provide a reconciliation of forward-looking organic revenue to consolidated revenue (the most directly comparable GAAP financial measure) because we are not able to provide a meaningful or accurate compilation of reconciling items. This is due to the inherent difficulty in accurately forecasting the timing and amounts of the items that would be excluded from the most directly comparable GAAP financial measure or are out of our control. For the same reasons, we are unable to address the probable significance of unavailable information which may be material.

Performance Measures Definitions

Bookings represent total orders received from customers in the current reporting period. This metric is an important measure of performance and an indicator of revenue order trends.

Organic bookings represent total orders received from customers in the current reporting period excluding the impact of foreign currency exchange rates and the impact of acquisition and dispositions. This metric is an important measure of performance and an indicator of revenue order trends.

Backlog represents an estimate of the total remaining bookings at a point in time for which performance obligations have not yet have satisfied. This metric is useful as it represents the aggregate amount we expect to recognize as revenue in the future.

We use the above operational metrics in monitoring the performance of the business. We believe the operational metrics are useful to investors and other users of our financial information in assessing the performance of our segments.